4th Quarter Earnings Conference Call January 27, 2020 Veritex Holdings, Inc. Exhibit 99.2

2 Safe Harbor Statement Forward-looking statements This presentation contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward- looking statements include, without limitation, statements relating to the expected payment date of Veritex Holdings, Inc.’s (“Veritex”) quarterly cash dividend, impact of certain changes in Veritex’s accounting policies, standards and interpretations, the effects of the COVID-19 pandemic and actions taken in response thereto, Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2019 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, expressed or implied, included in this presentation are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue. This presentation also includes industry and trade association data, forecasts and information that Veritex has prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys, government agencies and other information publicly available to Veritex, which information may be specific to particular markets or geographic locations. Some data is also based on Veritex's good faith estimates, which are derived from management's knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although Veritex believes these sources are reliable, Veritex has not independently verified the information contained therein. While Veritex is not aware of any misstatements regarding the industry data presented in this presentation, Veritex's estimates involve risks and uncertainties and are subject to change based on various factors. Similarly, Veritex believes that its internal research is reliable, even though such research has not been verified by independent sources.

3 Non-GAAP Financial Measures Veritex reports its results in accordance with United States generally accepted accounting principles (“GAAP”). However, management believes that certain supplemental non-GAAP financial measures used in managing its business provide meaningful information to investors about underlying trends in its business. Management uses these non-GAAP measures to assess the Company’s operating performance and believes that these non-GAAP measures provide information that is important to investors and that is useful in understanding Veritex’s results of operations. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Veritex’s reported results prepared in accordance with GAAP. The following are the non-GAAP measures used in this presentation: • Tangible book value per common share; • Tangible common equity to tangible assets; • Return on average tangible common equity; • Operating earnings; • Pre-tax, pre-provision (“PTPP”) operating earnings; • Diluted operating earnings per share (“EPS”); • Operating return on average assets; • PTPP operating return on average assets; • Operating return on average tangible common equity; • Operating efficiency ratio; • Operating noninterest income; • Operating noninterest expense; • Adjusted net interest margin (“NIM”). Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for reconciliations of non-GAAP measures to the most directly comparable financial measures calculated in accordance with GAAP.

Strong Earnings Loan and Deposit Growth Capital • Net income of $22.8 million, or $0.46 diluted earnings per share (“EPS”) for 4Q20. Net income of $73.9 million, or $1.48 diluted EPS for YTD 2020 • Operating net income1 of $29.7 million, or $0.60 diluted operating EPS1 for 4Q20. Operating net income1 of $77.9 million, or $1.56 diluted operating EPS1 for YTD 2020 • Operating ROATCE1, 2 increased to 16.44% in 4Q20 compared to 13.27% in 3Q20 • Total loans, excluding Paycheck Protection Program (“PPP”) loans, increased $91.3 million, or 5.8% linked quarter annualized (“LQA”) • Total deposits grew $290.3 million, or 18.7% LQA • Total demand deposits grew $176.4 million, or 36.7% LQA • Average cost of total deposits decreased to 0.38% for 4Q20 from 0.46% for 3Q20 • Tangible book value per common share increased to $15.70 from $15.19 at September 30, 2020 • Declared quarterly dividend of $0.17 in 1Q21, consistent with each quarter in 2020 • Repurchased 347,428 shares during 4Q20 at an average price of $22.90. Since inception in 1Q19, the Company has repurchased 11.1% of outstanding common stock through its stock buyback program 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 2 Return on average tangible common equity (“ROATCE”) 4 Fourth Quarter/Full Year Overview

Key Financial Metrics 47.12% 47.61% 46.02% 48.12% 45.67% 47.61% 45.74% 48.11% 49.49% 4Q19 1Q20 2Q20 3Q20 4Q20 Reported Operating Efficiency Ratio 1.43% 0.20% 1.11% 1.06% 1.04% 1.49% 0.98% 1.06% 1.35% 2.07% 1.94% 2.11% 1.82% 1.75% 4Q19 1Q20 2Q20 3Q20 4Q20 Reported Operating ROAA PTPP Operating $14.73 $14.39 $14.71 $15.19 $15.70 4Q19 1Q20 2Q20 3Q20 4Q20 NPAs / Total Assets 62.52% Return on Average Tangible Common Equity $0.56 $0.48 $0.58 $0.08 $0.46 $0.60 4Q19 1Q20 2Q20 3Q20 4Q20 Diluted EPS Diluted Operating EPS $0.43 $0.46 16.22% 3.27% 14.49% 13.27% 12.84% 16.87% 12.90% 4Q19 1Q20 2Q20 3Q20 4Q20 ROATCE Operating ROATCE ROAADiluted EPS Tangible Book Value per Common Share1 5 16.44% ($ in millions) $39.5 $51.3 $53.3 $96.4 $87.6 0.50% 0.60% 0.62% 1.11% 0.99% 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 4Q19 1Q20 2Q20 3Q20 4Q20 NPAs NPAs/Total Assets 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 1 11 11 1

• Net interest income of $66.8 million, up $0.9 million from 3Q20 despite $1.4 million lower purchase accounting accretion and $1.3 million interest cost of new sub debt raise • Average earning assets grew $165.8 million, or 8.4% LQA, during 4Q20 • 4Q20 weighted average loan production rate of 3.84%, excluding mortgage warehouse • 4Q20 weighted average interest-bearing deposit rate of 26 bps on production Net Interest Income 6 $67.4 $65.8 $65.9 $66.8 3.81% 3.67% 3.31% 3.32% 3.29% 3.47% 3.39% 3.13% 3.10% 3.15% 4Q19 1Q20 2Q20 3Q20 4Q20 Net Interest Income NIM Adjusted NIM (Excludes All Purchase Accounting) 1 $69.9 $7,388 $8,002 $7,900 $8,066 4Q19 1Q20 2Q20 3Q20 4Q20 Average Earning Assets $7,273 Average Earning Assets NIM Rollforward ($ in millions) 3.32% 3.29% 0.06% 0.03% 0.03% (0.07%) (0.06%) (0.02%) ($ in millions) 1 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures.

Operating Noninterest Inc./Exp. 7 Operating Noninterest Income1 Composition $3,728 $3,642 $2,960 $3,130 $3,971 $1,921 $845 $1,240 $1,787 $684 $842 $2,179 $2,897 $2,141 $3,336 4Q19 1Q20 2Q20 3Q20 4Q20 Other Government guaranteed loan income, net Gain on sale of mortgage loans Loan fees Service charges and fees on deposit accounts 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. $7,570 Operating Noninterest Expense1 Composition $18,917 $18,870 $20,019 $20,553 $20,011 $4,198 $4,273 $3,994 $3,980 $4,116 $2,615 $2,196 $2,796 $3,159 $3,578 $2,696 $2,696 $2,696 $2,840 $2,558 $6,940 $7,510 $7,750 $5,744 $7,364 4Q19 1Q20 2Q20 3Q20 4Q20 Salaries and employee benefits Occupany and equipment Professional and regulatory fees Amortization of intangibles COVID related expenses Other ($ in thousands) $35,366 $7,247 $35,545$18,411 $11,006 $38,500 $9,803 $36,408 $1,245 $132 $2,257 $9,268 $448 $37,627

1.59% 1.39% 0.84% 0.67% 0.55% 1.18% 1.02% 0.59% 0.46% 0.38% 4Q19 1Q20 2Q20 3Q20 4Q20 Average cost of interest-bearing deposits Average cost of total deposits Cost of Interest-bearing Deposits and Total Deposits  Total deposit balances increased $289 million, or 19% LQA1, and increased $618 million, or 10.5% YOY1  Total deposit cost down 8 bps compared to 3Q20 due to pricing diligence and product mix  Excluding MW and PPP loans, the loan to deposit ratio was 89.8% at December 31, 2020 compared to 93.0% at September 30, 2020 CD Maturity Table $2,655 $2,822 $2,958 $1,557 $1,921 $2,097 $1,683 $1,480 $1,457 4 Q 1 9 3 Q 2 0 4 Q 2 0 Int. Bearing & Savings Non-Int Bearing Time Deposits Deposits Composition 45.4% 32.2% 22.4% $5,895 $6,223 $6,512 Deposit Growth LQA YOY Int. Bearing & Savings +19.3% +11.4% Non-Int Bearing +36.7% +34.7% Certificates and Time Deposits -6.2% -13.4% 1 Linked quarter annualized (“LQA”), Year-over-year (“YOY”) 8 Balance ($000) WA Rate Q1 2021 320,959 1.18% Q2 2021 265,102 1.01% Q3 2021 160,079 1.01% Q4 2021 163,960 0.89% Q1 2022 58,111 1.45% Q2 2022 36,992 0.86% Q3 2022 56,385 0.49% Q4 2022 42,549 0.59% Q1 2023 + 44,578 1.91% Total 1,148,715 1.05% ($ in millions)

• Total loans, excluding PPP and MW, increased $61.7 million, or 4.3% LQA , and increased $112.9 million, or 2.0% YOY • Mortgage warehouse increased $32.8 million, or 24.0% LQA , and increased $394.0 million, or 214.5% YOY • In addition to internal pandemic loan reviews in 2020 which covered 71.1% of total commitments, an external loan review was completed during 4Q20 with no significant grade changes • 51.2% of # of PPP loans outstanding as of December 31, 2020 are under $50,000 $183.6 $544.8 $577.6 4 Q 1 9 3 Q 2 0 4 Q 2 0 Mortgage Warehouse Loan Growth $405.5 $358.0 4 Q 1 9 3 Q 2 0 4 Q 2 0 PPP Loans at Fair Value 9 $1.2 Billion ($ in millions) ($ in millions) ($ in millions) $3,457 $3,603 $3,753 $1,713 $1,623 $1,560 $567 $563 $537 4Q19 3Q20 4Q20 Secured by RE Commercial Mortgage/Consumer Loans, excluding PPP and Mortgage Warehouse (“MW”) $5,737 $5,789 $5,850 9.1% 26.7% 64.2% $0 40% 45% 50% 55% 1 1 2 3 4 5 6 7 8 9 1 1 1 Revolving C&I Utilization Down 600 bps YOY and 1100 bps from peak

1 Total loans excludes Loans Held for Sale, MW and PPP loans. Allowance for Credit Losses 10 $29.8 $101.0 $115.4 $121.6 $105.1 0.50% 1.73% 2.01% 2.10% 1.80% -0.2% 0.3% 0.8% 1.3% 1.8% 2.3% 2.8% 4Q19 1Q20 2Q20 3Q20 4Q20 ACL ACL/Total Loans ACL / Total Loans1 CECL Modeling Assumptions › Weighted Moody’s Texas unemployment and year-over-year % change in Texas GDP scenarios utilized in CECL model › Weighted forecasts feature significant improvement in forecasted periods compared to forecasts utilized in 3Q20 and 2Q20 › During 4Q20, no additional qualitative factors were utilized outside of the qualitative factors utilized in comparative periods ($ in millions) ($ in thousands) September 30, 2020 December 31, 2020 (Decrease) / Increase in ACL December 31, 2020 Reserve % per Portfolio Pooled Loans, excluding MW and PPP Commercial 21,059$ 14,401$ (6,658)$ 0.95% CRE 37,915 30,333 (7,582) 1.20% Multifamily 6,542 6,225 (317) 1.46% Construction and Land 9,468 7,715 (1,753) 1.10% 1-4 Family Residential 9,860 7,599 (2,261) 1.46% Consumer 290 224 (66) 1.96% Total 85,134$ 66,497$ (18,637)$ 1.17% Specific Reserves - Nonaccruals 18,892$ 16,899$ (1,993)$ 20.79% PCD Reserves 17,565$ 21,688$ 4,123$ 17.29% Allowance for Credit Loss ("ACL"), ex. MW and PPP 121,591$ 105,084$ (16,507)$ ACL / Total Loans Held for Investment, ex. MW and PPP 2.10% 1.80% ACL / Total Loans Held for Investment 1.80% 1.55% Reserve for Unfunded Expected to Fund 9,845$ 10,747$ Net Charge-offs (2,466)$ (16,507)$

Continued Capital Build 11 10.66% 10.92% 11.96% 10.92% 9.43% 9.66% 13.56% 9.30% Leverage Ratio Tier 1 Ratio Total Capital Ratio CET1 Bank VHI 1 Estimated capital measures inclusive of CECL capital transition provisions as of December 31, 2020. 2 Total assets includes PPP loans that we did not utilize the Paycheck Protection Program Liquidity Facility to fund. 3 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. Ratios as of December 31, 2020 $0.46 $0.18 $0.05 $0.04 $15.19 $15.70 $(0.17) $(0.05) $(0.01) TBV Rollforward ($ in thousands) December 31, 2020 December 31, 2019 $ Change Basel III Standarized1 CET1 capital 753,261$ 742,675$ 10,586$ CET1 capital ratio 9.3% 10.6% Leverage capital 782,487$ 771,679$ 10,808$ Leverage capital ratio 9.4% 10.2% Tier 1 capital 782,487$ 771,679$ 10,808$ Tier 1 capital ratio 9.7% 11.0% Total capital 1,099,031$ 917,939$ 181,092$ Total capital ratio 13.6% 13.1% Risk weighted assets 8,105,484$ 7,005,619$ 1,099,865$ Total assets2 8,820,871$ 7,954,937$ 865,934$ Tangible common equity / Tangible Assets3 9.23% 10.01%

1 Past due loans exclude purchased credit deteriorated loans that are accounted for on a pooled basis and non-accrual loans. 2 Total loans excludes Loans Held for Sale, MW and PPP loans. 4Q19 1Q20 2Q20 3Q20 4Q20 0.00% 0.10% 0.20% 0.30% 0.40% 30-59 Past Due 60-89 Past Due 90+ Past Due Past Due1 Trends % of Total Loans2 Asset Quality 12 $131.9 7/24/20 10/22/20 1/21/21 COVID Loan Deferrals $1,200.0 $35.9 0.6% of Total Loans2 as of 1/21/21 $18,620 ($ in millions) ($ in millions) 4Q19 1Q20 2Q20 3Q20 4Q20 Acquired $- $- $1,740 $2,421 $16,462 Originated $(98) $(236) $50 $45 $45 Net Charge-offs ($ in thousands) Totals $34,501 $24,120 $11,738 $18,691 $291.9 $157.4 $117.0 1/1/19 12/31/19 12/31/20 PCD Loan Gross Loan Balances 2.0% of Total Loans2 ($ in millions)

Hospitality Portfolio Drill Down 13 Total Remaining Deferrals Past Due/Non-Accrual Total Criticized Total Hospitality Portolfio $3,396 $10,711 $150,128 $369,560 40.6% As of December 31, 2020 2 ($ in millions) # $ Commitment $ Outstanding Avg. Loan Amount Term 79 $ 315.8 $ 311.1 $ 3.9 In-Process Construction 4 $ 65.4 $ 34.2 $ 6.8 SBA / USDA 25 $ 24.3 $ 24.3 $ 0.5 Total 108 $ 405.5 $ 369.6 $ 2.8 % of Total Loans1 6.3% 1 Total loans excludes loans held for sale, MW and PPP loans. 2 Deferrals based on loan balances as of January 21, 2021. • 0.5% of hotel loans were non-performing as of December 31, 2020 • Weighted average LTV of 60% on total outstanding • October 2020 was the best month for property revenue since the pandemic began • Deferrals have dropped from a peak of $215.6 million to the current level of $3.4 million, or 0.9% of the portfolio • Past dues are confined to a SBA 504 loan and SBA 7a loan

Hospitality Portfolio Drill Down 14 Remaining relationships in the Hospitality portfolio have an average loan balance of $2.2 million Loan Relationship Loan Balance (in thousands) Risk Rating Hotel Type Avg. Q4 Occupancy Rates Rev. Inc. June to Oct. LTV Non-Accrual? Currently on Deferral? 1 37,430 Pass Watch Luxury 31% 28% 55% No No 2 31,894 Special Mention Economy 82% 36% 64% No No 3 25,413 Pass Watch Luxury 40% 121% 59% No No 4 20,884 Pass Watch Top Tier 41% 22% 62% No No 5 16,270 Special Mention Top Tier 35% -15% 66% No No 6 12,417 Special Mention Economy 36% 17% 57% No No 7 10,623 Pass Watch Top Tier 90% 39% 67% No No 8 9,935 Special Mention Top Tier 50% 31% 69% No No 9 9,400 Pass Watch Top Tier 75% No No 10 9,056 Special Mention Top Tier 62% No No Total 183,322 % of Portfolio 50% TOP 10 HOSPITALITY RELATIONSHIPS Opening 1Q21 Opening 1Q21

Retail CRE Portfolio Drill Down Total Remaining Deferrals Past Due/Non-Accrual Total Criticized Total Retail CRE Portolfio $0 $7,810 $30,690 $533,846 ($ in millions) # $ Commitment $ Outstanding Avg. Loan Amount NOOCRE Retail 196 $ 480.0 $ 453.9 $ 2.0 Construction Retail 26 $ 144.3 $ 80.0 $ 2.8 Total 222 $ 624.3 $ 533.9 $ 2.3 % of Total Loans1 9.1% • Weighted average LTV of 57.5% on total outstanding • Approximately 5.7% of outstanding exposure are Criticized assets • 9 borrowers with loans in excess of $10 million with an average LTV of 58% • Approximately 88% of outstanding exposure is located in the Bank’s primary market of Texas • 0.6% of retail loans were non-performing as of December 31, 2020 15 As of December 31, 2020 2 1 Total loans excludes loans held for sale, MW and PPP loans. 2 Deferrals based on loan balances as of January 21, 2021.

Restaurant Portfolio Drill Down 16 Total Remaining Deferments Past Due/Non-Accrual Total Criticized Total Restaurant Portolfio $1,401 $11,244 $38,297 $122,752 As of December 31, 2020 ($ in millions) # $ Commitment $ Outstanding Avg. Loan Amount Term 86 $ 120.4 $ 103.8 $ 1.0 In-Process Construction 5 $ 7.0 $ 5.4 $ 1.1 SBA / USDA 30 $ 13.6 $ 13.6 $ 0.3 Total 121 $ 141.0 $ 122.8 $ 0.9 % of Total Loans1 2.1% • 61% Quick Service / 39% Full Service • A total of 80% of the portfolio is secured by real estate assets with an average LTV of 60% • Approximately 92% of exposure is located within the State of Texas • 4.0% of restaurant loans were non-performing with $1.6 million in specific reserves • 6 borrowers (11 loans) account for approximately $43.3 million, or 35%, of the outstanding balance. All but one of these loans are secured by CRE. The one not secured by CRE is one of the most prominent chains in DFW • Past due / Non-accrual loans are primarily in government guaranteed loans that were problem assets prior to the COVID-19 pandemic 1 Total loans excludes loans held for sale, MW and PPP loans. 2 Deferrals based on loan balances as of January 21, 2021. 2

Government Guaranteed Drill Down 17 Total Remaining Deferments Past Due/Non-Accrual Total Criticized Total SBA Portolfio $23,769 $27,515 $75,126 $193,834 As of December 31, 2020 238.8% ($ in millions) Net Outstanding Guaranteed Unguaranteed SBA 504 $ 31.1 $ - $ 31.1 SBA 7a RE Secured $ 65.8 $ 15.2 $ 50.6 SBA 7a Non RE Secured $ 42.5 $ 17.2 $ 25.3 SBA Other $ 21.2 $ 15.4 $ 5.8 USDA $ 33.2 $ 0.9 $ 32.3 Total $ 193.8 $ 48.7 $ 145.1 % of Total Loans1 3.3% 1 Total loans excludes loans held for sale, MW and PPP loans. 2 Total SBA portfolio excludes PPP loans 3 Deferrals based on loan balances as of January 21, 2021. 27.6% 25.2%8.6% 8.6% 7.7% 9.6% 7.6% 5.0% Industry Breakdown C&I CRE Hospitality Warehouse Office Retail Restaurant Other • 67% secured by real estate • $27.5 million past due/nonaccrual, or 0.5% of Total Loans1 • 53% of outstanding are acquired SBA loans • SBA portfolio has an average unguaranteed balance of $156 thousand 3

Builder Finance Group Private Banking 18 Talent Investments in Last 6 Months Syndication Group Senior Credit Officers Data Analytics Chief Technology Officer Director of Loan Operations 3 25+ 3 20+ 1 10+ 4 3 1 15 1 Talent Hired Years of Banking Experience (Average) 3 25+ 2 20+ 1 1 20+ 75% have experience at $10b-$50b banks 65% have experience at $50b+ banks

19 Company Overview • Experienced management team – 35 years average banking experience • Strong presence in Dallas and Houston – Texas is experiencing continued strong population inflow – population growth is nearly double the U.S. average – Significant growth opportunities within our footprint • Scarcity value – 3rd largest bank solely focused on major Texas MSAs • Excellent core earnings profile has supported reserves – 1.91% PTPP ROAA1 for 2020 and 1.80% ACL / Total Loans HFI • Strong capital levels2 – 9.30% common equity tier 1 ratio – 13.56% total risk-based capital ratio • Steady balance sheet growth2 – Total loans, excluding PPP, increased $91.3 million, or 5.8% linked quarter annualized – Total deposits grew $290.3 million, or 18.7% linked quarter annualized – Total demand deposits grew $176.4 million, or 36.7% linked quarter annualized • Track record of successfully integrating acquisitions 1 Please refer to “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 2 Financial data as of December 31, 2020.

Supplemental Information Veritex Holdings, Inc.

21 Reconciliation of Non-GAAP Financial Measures 12/31/2020 9/30/2020 6/30/2020 3/31/2020 12/31/2019 Tangible Common Equity Total stockholders' equity $ 1,203,376 $ 1,185,337 $ 1,163,749 $ 1,149,269 $ 1,190,797 Adjustments: Goodwill (370,840) (370,840) (370,840) (370,840) (370,840) Core deposit intangibles (57,758) (60,209) (62,661) (65,112) (67,563) Tangible common equity $ 774,778 $ 754,288 $ 730,248 $ 713,317 $ 752,394 Tangible Assets Total assets $ 8,820,871 $ 8,702,375 $ 8,587,858 $ 8,531,624 $ 7,954,937 Adjustments: Goodwill (370,840) (370,840) (370,840) (370,840) (370,840) Core deposit intangibles (57,758) (60,209) (62,661) (65,112) (67,563) Tangible Assets $ 8,392,273 $ 8,271,326 $ 8,154,357 $ 8,095,672 $ 7,516,534 Tangible Common Equity to Tangible Assets 9.23% 9.12% 8.96% 8.81% 10.01% (Dollars in thousands) As of

22 Reconciliation of Non-GAAP Financial Measures 12/31/2020 9/30/2020 6/30/2020 3/31/2020 12/31/2019 12/31/2020 12/31/2019 Net income available for common stockholders adjusted for amortization of core deposit intangibles Net income $ 22,801 $ 22,920 $ 24,028 $ 4,134 $ 29,051 $ 73,883 $ 90,739 Adjustments: Plus: Amortization of core deposit intangibles 2,451 2,451 2,451 2,451 2,451 9,804 9,830 Less: Tax benefit at the statutory rate 515 515 515 515 515 2,060 2,065 Net income available for common stockholders adjusted for amortization of core deposit intangibles $ 24,737 $ 24,856 $ 25,964 $ 6,070 $ 30,987 $ 81,627 $ 98,504 Average Tangible Common Equity Total average stockholders' equity $ 1,196,274 $ 1,177,882 $ 1,155,798 $ 1,183,116 $ 1,197,191 $ 1,164,973 $ 1,198,873 Adjustments: Average goodwill (370,840) (370,840) (370,840) (370,840) (370,463) (370,840) (369,441) Average core deposit intangibles (59,010) (61,666) (64,151) (66,439) (68,913) (62,803) (72,692) Average tangible common equity 766,424 745,376 720,807 745,837 757,815 731,330 756,740 Return on Average Tangible Common Equity (Annualized) 12.84% 13.27% 14.49% 3.27% 16.22% 11.16% 13.02% For the Quarter Ended For the Year Ended (Dollars in thousands)

Reconciliation of Non-GAAP Financial Measures

	For the Quarter Ended					For the Year Ended	
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
	(Dollars in thousands)						
Operating Earnings							
Net income	$ 22,801	$ 22,920	$ 24,028	$ 4,134	$ 29,051	$ 73,883	$ 90,739
Plus: Loss (gain) on sale of securities available for sale, net	256	8	(2,879)	-	438	(2,615)	1,852
Plus: Loss on sale of disposed branch assets[1]	-	-	-	-	-	-	359
Plus: Debt extinguishment costs[2]	9,746	-	1,561	-	-	11,307	-
Plus: Merger and acquisition expenses	-	-	-	-	918	-	38,601
Operating pre-tax income	32,803	22,928	22,710	4,134	30,407	82,575	131,551
Less: Tax impact of adjustments	2,100	-	(277)	-	(23)	1,823	8,262
Plus: Other M&A tax items[3]	-	-	-	-	829	-	1,512
Plus: Nonrecurring tax adjustments[4]	(973)	-	(1,799)	-	(965)	(2,772)	(965)
Operating earnings	$ 29,730	$ 22,928	$ 21,188	$ 4,134	$ 30,294	$ 77,980	$ 123,836
Weighted average diluted shares outstanding	49,837	49,775	49,727	51,056	52,263	50,036	53,978
Diluted EPS	$ 0.46	$ 0.46	$ 0.48	$ 0.08	$ 0.56	$ 1.49	$ 1.68
Diluted operating EPS	$ 0.60	$ 0.46	$ 0.43	$ 0.08	$ 0.58	$ 1.56	$ 2.29

1 Loss on sale of disposed branch assets for the year ended December 31, 2019 is included in merger and acquisition expense in the condensed consolidated statements of income.
2 Debt extinguishment costs relate to prepayment penalties paid in connection with the early payoff of FHLB structured advances.
3 Other M&A tax items of $829 thousand recorded during the three months ended December 31, 2019 relate to permanent tax expense recognized by the Company as a result of deduction limitations on compensation paid to covered employees in excess of the 162(m) limitation directly due to change-in-control payments made to covered employees in connection with the Green acquisition.
4 A nonrecurring tax adjustment of $973 thousand recorded in the fourth quarter of 2020 was primarily due the reversal of acquired deferred tax liabilities resulting in a tax benefit of $1.2 million offset by tax expense of $281 thousand for the setup of an uncertain tax position liability relating to state tax exposure for tax years prior to the year ending December 31, 2020. A nonrecurring tax adjustment of $1,799 was recorded in the second quarter of 2020 as a result of the Company amending a prior year Green tax return to carry back a net operating loss ("NOL") incurred by Green on January 1, 2019. The Company was allowed to carry back this NOL as result of a provision in the CARES Act which permits NOLs generated in tax years 2018, 2019 or 2020 to be carried back five years. A nonrecurring tax adjustment of $965 thousand was recorded during the fourth quarter of 2019 primarily due to the Company recording a net tax benefit of $1.6 million as a result of the Company settling an audit with the IRS. The Company released an uncertain tax position reserve that was assumed in the Green acquisition resulting in a $2.2 million tax benefit, offset by tax expense totaling $598 thousand that were recorded due to the Tax Cuts and Jobs Act rate change on deferred tax assets resulting from the IRS audit settlement. The net IRS settlement was offset by various non-recurring tax expenses totaling $0.6 million.

23

Reconciliation of Non-GAAP Financial Measures

	For the Quarter Ended					For the Year Ended	
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
	(Dollars in thousands)						
Pre-Tax, Pre-Provision Operating Earnings							
Net Income	$ 22,801	$ 22,920	$ 24,028	$ 4,134	$ 29,051	$ 73,883	$ 90,739
Plus: Provision for income taxes	4,702	6,198	3,987	(684)	8,168	14,203	25,121
Pus: Provision for credit losses and unfunded commitments	902	10,139	18,971	35,657	3,493	65,669	21,514
Plus: Loss (gain) on sale of securities, net	256	8	(2,879)	-	438	(2,615)	1,852
Plus: Loss on sale of disposed branch assets[1]	-	-	-	-	-	-	359
Plus: Debt extinguishment costs	9,746	-	1,561	-	-	11,307	-
Plus: Merger and acquisition expenses	-	-	-	-	918	-	38,601
Net pre-tax, pre-provision operating earnings	$ 38,407	$ 39,265	$ 45,668	$ 39,107	$ 42,068	$ 162,447	$ 178,186
Total average assets	$ 8,750,141	$ 8,585,926	$ 8,689,774	$ 8,125,782	$ 8,043,505	$ 8,525,275	$ 7,957,883
Pre-tax, pre-provision operating return on average assets[2]	1.75%	1.82%	2.11%	1.94%	2.07%	1.91%	2.24%
Average Total Assets	$ 8,750,141	$ 8,585,926	$ 8,689,744	$ 8,125,782	$ 8,043,505	$ 8,525,275	$ 7,957,883
Return on average assets[2]	1.04%	1.06%	1.11%	0.20%	1.43%	0.87%	1.14%
Operating return on average assets[2]	1.35%	1.06%	0.98%	0.20%	1.49%	0.91%	1.56%
Operating earnings adjusted for amortization of core deposit intangibles							
Operating earnings	$ 29,730	$ 22,928	$ 21,188	$ 4,134	$ 30,294	$ 77,980	$ 123,836
Adjustments:							
Plus: Amortization of core deposit intangibles	2,451	2,451	2,451	2,451	2,451	9,804	9,830
Less: Tax benefit at the statutory rate	515	515	515	515	515	2,060	2,065
Operating earnings adjusted for amortization of core deposit intangibles	31,666	24,864	23,124	6,070	32,230	85,724	131,601
Average Tangible Common Equity							
Total average stockholders' equity	$ 1,196,274	$ 1,177,882	$ 1,155,798	$ 1,183,116	$ 1,197,191	$ 1,164,973	$ 1,198,873
Adjustments:							
Average goodwill	(370,840)	(370,840)	(370,840)	(370,840)	(370,463)	(370,840)	(369,441)
Average core deposit intangibles	(59,010)	(61,666)	(64,151)	(66,439)	(68,913)	(62,803)	(72,692)
Average tangible common equity	$ 766,424	$ 745,376	$ 720,807	$ 745,837	$ 757,815	$ 731,330	$ 756,740
Operating return on average tangible common equity2	16.44%	13.27%	12.90%	3.27%	16.87%	11.72%	17.39%
Efficiency ratio	62.52%	48.12%	46.02%	47.61%	47.12%	50.90%	56.41%
Operating efficiency ratio	49.49%	48.11%	45.74%	47.61%	45.67%	47.69%	43.86%

1 Loss on sale of disposed branch assets for the year ended December 31, 2019 is included in merger and acquisition expense in the condensed consolidated statements of income.
2 Annualized ratio for quarterly metrics.

24

25 Reconciliation of Non-GAAP Financial Measures 12/31/2020 9/30/2020 6/30/2020 3/31/2020 12/31/2019 Operating noninterest income Noninterest income $ 9,012 $ 9,795 $ 21,290 $ 7,247 $ 7,132 Plus: Loss (gain) on sale of securities available for sale, net $ 256 8 (2,879) - 438 Operating noninterest income $ 9,268 $ 9,803 $ 18,411 $ 7,247 $ 7,570 Operating noninterest expense Noninterest expense $ 47,373 $ 36,408 $ 40,061 $ 35,545 $ 36,284 Less: FHLB prepayment fees $ 9,746 - 1,561 - - Less: Merger and acquisition expenses $ - - - - 918 Operating noninterest expense $ 37,627 $ 36,408 $ 38,500 $ 35,545 $ 35,366 12/31/2020 9/30/2020 6/30/2020 3/31/2020 12/31/2019 Adjusted net interest margin Net interest income 66,766$ $ 65,870 $ 65,757 $ 67,405 $ 69,864 Less: Loan accretion 2,652$ 3,953 3,134 4,455 5,582 Less: Deposit premium amortization 89$ 110 263 423 740 Adjusted net interest margin $ 64,025 $ 61,807 $ 62,360 $ 62,527 $ 63,542 Total interest-earning assets 8,068,652$ $7,899,837 $8,001,485 $7,388,028 $7,272,568 Adjusted net interest margin 3.15% 3.10% 3.13% 3.39% 3.47% As of (Dollars in thousands, except per share data) For the Quarter Ended (Dollars in thousands, except per share data)

4th Quarter Earnings Conference Call January 27, 2020 Veritex Holdings, Inc.